Teads Holding Co. Announces Fourth Quarter and Full Year 2025 Results

New York – March 5, 2026 — Teads Holding Co. (Nasdaq: TEAD) (“Teads” or the “Company”) announced today financial results for the quarter and full year ended December 31, 2025.
Fourth Quarter and Full Year 2025 Key Financial Metrics1:

	Three Months Ended December 31,			Twelve Months Ended December 31,
(in millions USD)	2025	2024	% Change	2025	2024	% Change
Revenue	$352.2	$234.6	50%	$1,300.5	$889.9	46%
Gross profit	120.4	56.1	115%	429.1	192.1	123%
Net loss	(428.2)	(0.2)	NM	(517.1)	(0.7)	NM
Net cash provided by operating activities	7.3	42.7	(83)%	7.6	68.6	(89)%

Non-GAAP Financial Data*
Ex-TAC gross profit	151.8	68.3	122%	529.7	236.1	124%
Adjusted EBITDA	36.5	17.0	115%	93.4	37.3	150%
Adjusted net income (loss)	9.5	3.5	171%	(31.7)	4.1	NM
Adjusted free cash flow	2.6	40.7	(94)%	6.0	55.3	(89)%
_____________________________
1 Incorporates the results of operations for legacy Teads from February 3, 2025 through December 31, 2025
* See non-GAAP reconciliations below
NM Not meaningful

“We finished 2025 delivering Q4 results at the high end of our guidance and generating positive Adjusted Free Cash Flow,” said David Kostman, CEO of Teads. “In Q4 of 2025 and into Q1 of this year, we implemented many of the lessons learned from last year’s integration. Having simplified our organizational structure, rightsized our cost base and refreshed our leadership team, we move into 2026 with strategic clarity and a well-defined execution plan. As such, we expect 2026 to be an inflection point for the realization of our vision and for our return to growth” added Kostman.

Fourth Quarter 2025 and Recent Business Highlights:

•CTV Momentum: CTV crossed the $100 million annual revenue mark, with revenue growth of 55% year-over-year in Q4.
•Omnichannel Adoption: Branding customers utilizing omnichannel campaigns grew to 10%, up from 7% in Q1 2025, and expected to grow to at least 15% by the end of 2026.
•HomeScreen Expansions: Announced expansions of CTV access on LG and Samsung to additional markets, including new exclusive LG partnerships in Italy and Greece and Samsung TV in certain Asian geographies.

•Google TV: We significantly expanded our CTV HomeScreen ad inventory through Google TV. This expanded reach provides brands with access to one of the most prominent, high-attention placements on CTV, appearing as the first visual impression on Google TV devices across major global markets, including the US and UK.
•Cross-Selling: Accelerated cross sales of lower funnel performance to Enterprise customers, including brands such as McDonald’s, Deutsche Bahn, and Porsche.
•Joint Business Partnership Renewals: We renewed several of our joint business partnerships with leading global brands, which we believe demonstrates the strategic nature of the relationships, across the consumer goods, automotive and technology sectors.
•AI Innovation: Launched the beta version of our conversational AI ads SDK, enabling LLM-driven apps and sites to monetize AI-driven interactions while maintaining a premium user experience.
•Organizational Restructuring: Executed a strategic organizational restructuring intended to focus and simplify our organization, optimize our cost base and improve our trajectory toward profitable growth:
◦Leadership: Appointed a new Chief Commercial Officer, Chief Marketing Officer, and Managing Director of North America.
◦Headcount: Reduced headcount by approximately 10%, representing anticipated annualized cost savings of approximately $35 million to $40 million when fully implemented.
Fourth Quarter 2025 Financial Highlights:
•Revenue of $352.2 million, an increase of $117.6 million, or 50%, compared to $234.6 million in the prior year period, primarily due to the acquisition (the “Acquisition”) by Outbrain Inc. (“Outbrain”) of TEADS, a private limited liability company (société à responsabilité limitée) incorporated and existing under the laws of the Grand Duchy of Luxembourg (“Legacy Teads”), in the first quarter of 2025. Results include net favorable foreign currency effects of approximately $7.5 million.
•Gross profit of $120.4 million, an increase of $64.3 million, or 115%, compared to $56.1 million in the prior year period. Gross margin increased to 34.2%, compared to 23.9% in the prior year period, primarily reflecting the higher gross margin profile of the acquired business.
•Ex-TAC gross profit of $151.8 million, an increase of $83.5 million, or 122%, compared to $68.3 million in the prior year period, primarily due to the Acquisition. Our Ex-TAC gross margin increased to 43.1%, compared to 29.1% in the prior year period, reflecting the higher margin profile of the acquired business.
•Net loss of $428.2 million, compared to a net loss of $0.2 million in the prior year period. Net loss in the current period includes nonrecurring pre-tax expenses of $352.1 million for a non-cash goodwill impairment, $3.4 million of Acquisition and integration costs, and $5.7 million of restructuring charges.
•Adjusted net income of $9.5 million, compared to adjusted net income of $3.5 million in the prior year period.

•Adjusted EBITDA of $36.5 million, compared to Adjusted EBITDA of $17.0 million in the prior year period, including net unfavorable foreign currency effects of approximately $2.1 million.
•Generated net cash provided by operating activities of $7.3 million, compared to net cash provided by operating activities of $42.7 million in the prior year period. Adjusted free cash flow of $2.6 million, compared to adjusted free cash flow of $40.7 million in the prior year period.
•Cash, cash equivalents and investments in marketable securities were $138.7 million, comprised of cash and cash equivalents of $128.2 million and short-term investments in marketable securities of $10.5 million as of December 31, 2025.
•Total debt obligations were $622.7 million, including the $605.1 million carrying value of our 10.000% senior secured notes due 2030 (principal amount of $628.2 million, net of unamortized discount and deferred financing costs) and $17.6 million (unchanged at €15.0 million) outstanding under a short-term overdraft facility assumed in the Acquisition.
Full Year 2025 Financial Results:
•Revenue of $1,300.5 million, an increase of $410.6 million, or 46%, compared to $889.9 million in the prior year period primarily due to the Acquisition. Results include net favorable foreign currency effects of approximately $15.5 million.
•Gross profit of $429.1 million, an increase of $237.0 million, or 123%, compared to $192.1 million in the prior year period. Gross margin increased to 33.0%, compared to 21.6% in the prior year period, primarily reflecting the higher gross margin profile of the acquired business.
•Ex-TAC gross profit of $529.7 million, an increase of $293.5 million, or 124%, compared to $236.1 million in the prior year period, primarily due to the Acquisition. Our Ex-TAC gross margin increased to 40.7%, compared to 26.5% in the prior year period, reflecting the higher margin profile of the acquired business.
•Net loss of $517.1 million, compared to a net loss of $0.7 million in the prior year period. Net loss in the current period includes nonrecurring pre-tax expenses of $352.1 million for a non-cash goodwill impairment, $15.6 million for a non-cash impairment of intangible assets, $28.9 million of Acquisition and integration costs, $12.0 million of bridge facility costs, and $15.3 million of restructuring charges, partially offset by a $1.2 million pre-tax gain on repurchase of long-term debt.
•Adjusted net loss of $31.7 million, compared to adjusted net income of $4.1 million in the prior year period.
•Adjusted EBITDA of $93.4 million, compared to Adjusted EBITDA of $37.3 million in the prior year period, including net unfavorable foreign currency effects of approximately $4.4 million.
•Generated net cash provided by operating activities of $7.6 million, compared to net cash provided by operating activities of $68.6 million in the prior year period. Adjusted free cash flow of $6.0 million, compared to adjusted free cash flow of $55.3 million in the prior year period.
2026 Full Year and First Quarter Guidance
The following forward-looking statements reflect our expectations for 2026.

For the first quarter ending March 31, 2026, we expect:
•Ex-TAC gross profit of $102 million to $106 million
•Adjusted EBITDA of breakeven to $3 million
For the full year ending December 31, 2026, we expect:
•Adjusted EBITDA of approximately $100 million
The above measures are forward-looking non-GAAP financial measures for which a reconciliation to the most directly comparable GAAP financial measure is not available without unreasonable efforts. See “Non-GAAP Financial Measures” below. In addition, our guidance is subject to risks and uncertainties, as outlined below in this release.
Conference Call and Webcast Information
Teads will host an investor conference call this morning, Thursday, March 5 at 8:30 am ET. Interested parties are invited to listen to the conference call which can be accessed live by phone by dialing 1-877-497-9071 or for international callers, 1-201-689-8727. A replay will be available two hours after the call and can be accessed by dialing 1-877-660-6853, or for international callers, 1-201-612-7415. The passcode for the live call and the replay is 13757587. The replay will be available until March 19, 2026. Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the Investors Relations section of the Company’s website at https://investors.teads.com. The online replay will be available for a limited time shortly following the call.
Non-GAAP Financial Measures
In addition to GAAP performance measures, we use the following supplemental non-GAAP financial measures to evaluate our business, measure our performance, identify trends, and allocate our resources: Ex-TAC gross profit, Ex-TAC gross margin, Adjusted EBITDA, free cash flow, adjusted free cash flow, adjusted net income (loss), and adjusted diluted EPS. These non-GAAP financial measures are defined and reconciled to the corresponding GAAP measures below. These non-GAAP financial measures are subject to significant limitations, including those we identify below. In addition, other companies in our industry may define these measures differently, which may reduce their usefulness as comparative measures. As a result, this information should be considered as supplemental in nature and is not meant as a substitute for revenue, gross profit, net income (loss), diluted EPS, or cash flows from operating activities presented in accordance with GAAP.
Because we are a global company, the comparability of our operating results is affected by foreign exchange fluctuations. We calculate certain constant currency measures and foreign currency impacts by translating the current year’s reported amounts, excluding new acquisitions, into comparable amounts using the prior year’s exchange rates. All constant currency financial information that may be presented is non-GAAP and should be used as a supplement to our reported operating results. We believe that this information is helpful to our management and investors to assess our operating performance on a comparable basis. However, these measures are not intended to replace amounts presented in accordance with GAAP and may be different from similar measures calculated by other companies.
The Company is also providing first quarter and full year guidance. These forward-looking non-

GAAP financial measures are calculated based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. The Company has not provided quantitative reconciliations of these forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures because it is unable, without unreasonable effort, to predict with reasonable certainty the occurrence or amount of all excluded items that may arise during the forward-looking period, which can be dependent on future events that may not be reliably predicted. Such excluded items could be material to the reported results individually or in the aggregate.
Ex-TAC Gross Profit
Ex-TAC gross profit is a non-GAAP financial measure. Gross profit is the most comparable GAAP measure. In calculating Ex-TAC gross profit, we add back other cost of revenue to gross profit. Ex-TAC gross profit may fluctuate in the future due to various factors, including, but not limited to, seasonality and changes in the number of media partners and advertisers, advertiser demand or user engagements.
We present Ex-TAC gross profit, Ex-TAC gross margin (calculated as Ex-TAC gross profit as a percentage of revenue), and Adjusted EBITDA as a percentage of Ex-TAC gross profit, because they are key profitability measures used by our management and board of directors to understand and evaluate our operating performance and trends, develop short-term and long-term operational plans, and make strategic decisions regarding the allocation of capital. Accordingly, we believe that these measures provide information to investors and the market in understanding and evaluating our operating results in the same manner as our management and board of directors. There are limitations on the use of Ex-TAC gross profit in that traffic acquisition cost is a significant component of our total cost of revenue but not the only component and, by definition, Ex-TAC gross profit presented for any period will be higher than gross profit for that period. A potential limitation of this non-GAAP financial measure is that other companies, including companies in our industry, which have a similar business, may define Ex-TAC gross profit differently, which may make comparisons difficult. As a result, this information should be considered as supplemental in nature and is not meant as a substitute for revenue or gross profit presented in accordance with GAAP.
Adjusted EBITDA
We define Adjusted EBITDA as net income (loss) before gain on repurchase of long-term debt; interest expense; interest income and other income (expense), net; provision for income taxes; depreciation and amortization; stock-based compensation; and other income or expenses that we do not consider indicative of our core operating performance, including but not limited to, acquisition and integration costs, restructuring, and impairment charges. We present Adjusted EBITDA as a supplemental performance measure because it is a key profitability measure used by our management and board of directors to understand and evaluate our operating performance and trends, develop short-term and long-term operational plans and make strategic decisions regarding the allocation of capital, and we believe it facilitates operating performance comparisons from period to period.
We believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. However, our calculation of Adjusted EBITDA is not necessarily comparable to non-GAAP information of other companies. Adjusted EBITDA should be considered as a supplemental measure and should not be considered in isolation or as a substitute for any measures of our financial performance that are calculated and reported in accordance with GAAP.
Adjusted Net Income (Loss) and Adjusted Diluted EPS
Adjusted net income (loss) is a non-GAAP financial measure, which is defined as net income (loss) excluding items that we do not consider indicative of our core operating performance, including but not limited to gain on repurchase of long-term debt, acquisition and integration costs, restructuring charges, impairment of intangible assets, goodwill impairment, bridge facility costs, valuation allowance recognition, as well as the related income tax effects. Adjusted net income (loss), as defined above, is also presented on a per diluted share basis. We present adjusted net income (loss) and adjusted diluted EPS as supplemental performance measures because we believe they facilitate performance comparisons from period to period. However, adjusted net income (loss) or adjusted diluted EPS should not be considered in isolation or as a substitute for net income (loss) or diluted earnings per share reported in accordance with GAAP.
Free Cash Flow
Free cash flow is defined as cash flow provided by (used in) operating activities, less capital expenditures and capitalized software development costs. Adjusted free cash flow is defined as free cash flow plus direct acquisition costs. Free cash flow and adjusted free cash flow are supplementary measures used by our management and board of directors to evaluate our ability to generate cash and we believe it allows for a more complete analysis of our available cash flows. Free cash flow and adjusted free cash flow should be considered as supplemental measures and should not be considered in isolation or as a substitute for any measures of our financial performance that are calculated and reported in accordance with GAAP.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws, which statements involve substantial risks and uncertainties. Forward-looking statements may include, without limitation, statements generally relating to possible or assumed future results of our business, financial condition, results of operations, liquidity, plans and objectives, and statements relating to the Acquisition, following which we changed our corporate name to Teads Holding Co. (hereinafter, together with its subsidiaries, the “Company” or “Teads”). You can generally identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “guidance,” “outlook,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “foresee,” “potential” or “continue” or the negative of these terms or other similar expressions that concern our expectations, strategy, plans or intentions or are not statements of historical fact.

We have based these forward-looking statements largely on our expectations and projections regarding future events and trends that we believe may affect our business, financial condition, and results of operations. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors including, but not limited to: our ability to successfully integrate Outbrain and Legacy Teads or manage the combined business effectively; overall advertising demand and traffic generated by our media partners; our ability to continue to innovate, and adoption by our advertisers and media partners of our expanding solutions; the success of our sales and marketing investments, which may require significant investments and may involve long sales cycles; our ability to compete effectively against current and future competitors; the potential impact of artificial intelligence (“AI”) on our industry, our ability to adapt to advancements in AI and the regulation of generative AI content within the context of the Open Internet and display advertising, and our need to invest in AI-based solutions; our ability to attract and retain customers, management and other key personnel; the volatility of the market price of our Common Stock and our ability to satisfy the continued listing requirements of The Nasdaq Stock Market LLC, including the potential adverse effects on market liquidity and share price if our Common Stock is delisted; our ability to grow our business and manage growth effectively; our ability to raise additional financing in the future to fund our operations or service our existing indebtedness; loss of media partners could have a significant impact on our revenue and results of operations; our ability to maintain the integrity of our platform and prevent invalid, low quality or other non-human traffic that does not meet ad quality standards, and the impact of such activity on our relationships with media partners and advertisers; the risk that our research and development efforts may not meet the demands of a rapidly evolving technology market; any failure of our recommendation engine to accurately predict attention or engagement, any deterioration in the quality of our recommendations or failure to present interesting content to users or other factors which may cause us to experience a decline in user engagement or loss of media partners; limits on our ability to collect, use and disclose data to deliver advertisements; our ability to extend our reach into evolving digital media platforms; our ability to maintain and scale our technology platform; our ability to meet demands on our infrastructure and resources due to future growth or otherwise; our ability to realize anticipated benefits and synergies of the Acquisition, including, among other things, operating efficiencies, revenue synergies and other cost savings; unexpected costs, charges or expenses resulting from the Acquisition; our internal controls over financial reporting may not meet the standard required by Section 404 of the Sarbanes-Oxley Act; factors that affect advertising demand and spending, such as the continuation or worsening of unfavorable economic or business conditions or downturns, instability or volatility in financial markets, tariffs and trade wars and other events or factors outside of our control, such as U.S. and global recession concerns, geopolitical concerns, including the ongoing war between Ukraine-Russia, the conflict involving Israel, the U.S. and Iran and surrounding nations, and conditions in Israel, Iran, the Middle East generally and Venezuela, supply chain issues, inflationary pressures, labor market volatility, bank closures or disruptions, the impact of challenging economic conditions, new or proposed legislation or other political and policy changes or uncertainties in the U.S., the impact of the U.S. government shutdown, and other factors that have and may further impact advertisers’ ability to pay; conditions in Israel, including the conflict between Israel and Hamas and the sustainability of the related cease-fire, the conflict involving Israel, the U.S. and Iran and surrounding nations, as well as any conflicts with other terrorist organizations or any conflicts involving other countries; our ability to maintain our revenues or profitability despite quarterly fluctuations in our results, whether due to seasonality, large cyclical events, or other causes; the challenges of compliance with differing and changing regulatory requirements, particularly with respect to privacy and data protection; our failure or the failure of third parties to protect our sites, networks and systems against security breaches, or otherwise to protect the confidential information of us or our partners; outages or disruptions that impact us or our service providers, resulting from cyber incidents, or failures or loss of our infrastructure; significant fluctuations in currency exchange rates; political and regulatory risks in the various markets in which we operate; the outcome of legal proceedings, which we are subject to from time to time, including intellectual property, commercial and privacy disputes; the timing and execution of any cost-saving measures and the impact on our business or strategy; and the risks described in the section entitled “Risk Factors” and elsewhere in the Annual Report on Form 10-K filed for the year ended December 31, 2024, and in our subsequent reports filed with the Securities and Exchange Commission (the “SEC”), which are available on our website at https://investors.teads.com/ and on the SEC’s website at www.sec.gov.

Accordingly, you should not rely upon forward-looking statements as an indication of future performance. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or will occur, and actual results, events, or circumstances could differ materially from those projected in the forward-looking statements. The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. We undertake no obligation and do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or circumstances after the date on which the statements are made or to reflect the occurrence of unanticipated events or otherwise, except as required by law.
About Teads
Teads Holding Co. (“Teads”) (Nasdaq: TEAD) is a leading omnichannel advertising platform focused on driving outcomes for brand and performance advertisers across screens. With a focus on meaningful business outcomes for branding and performance objectives, Teads drives value by leveraging predictive AI technology to connect quality media, beautiful brand creative, and context-driven addressability and measurement. Teads is directly partnered with more than 10,000 publishers and 20,000 advertisers globally. The company is headquartered in New York, New York with a global team of around 1,700 people in 30+ countries.
For more information, visit www.teads.com.
Media Contact
press@teads.com
Investor Relations Contact
IR@teads.com
(332) 205-8999

TEADS HOLDING CO.
Condensed Consolidated Statements of Operations
(In thousands, except for share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
	(Unaudited)
Revenue	$352,236	$234,586	$1,300,461	$889,875
Cost of revenue:
Traffic acquisition costs	200,407	166,247	770,799	653,731
Other cost of revenue	31,439	12,277	100,610	44,042
Total cost of revenue	231,846	178,524	871,409	697,773
Gross profit	120,390	56,062	429,052	192,102
Operating expenses:
Research and development	5,547	9,434	43,554	37,010
Sales and marketing	75,269	25,736	277,340	96,931
General and administrative	27,810	18,357	124,145	70,057
Impairment of intangible assets	—	—	15,614	—
Goodwill impairment	352,130	—	352,130	—
Restructuring charges	5,678	—	15,288	742
Total operating expenses	466,434	53,527	828,071	204,740
(Loss) income from operations	(346,044)	2,535	(399,019)	(12,638)
Other income (expense):
Gain on repurchase of long-term debt	—	—	1,225	8,782
Interest expense	(17,403)	(699)	(75,135)	(3,649)
Other (expense) income and interest income, net	(1,771)	1,522	(4,755)	9,209
Total other (expense) income, net	(19,174)	823	(78,665)	14,342
(Loss) income before income taxes	(365,218)	3,358	(477,684)	1,704
Provision for income taxes	63,006	3,525	39,386	2,415
Net loss	$(428,224)	$(167)	$(517,070)	$(711)

Weighted average shares outstanding:
Basic	95,620,706	49,767,704	90,855,702	49,321,301
Diluted	95,620,706	49,767,704	90,855,702	52,709,356

Net loss per common share:
Basic	$(4.48)	$0.00	$(5.69)	$(0.01)
Diluted	$(4.48)	$0.00	$(5.69)	$(0.11)

TEADS HOLDING CO.
Condensed Consolidated Balance Sheets
(In thousands, except for number of shares and par value)

	December 31, 2025	December 31, 2024
	(Unaudited)
ASSETS:
Current assets:
Cash and cash equivalents	$128,223	$89,094
Short-term investments in marketable securities	10,476	77,035
Accounts receivable, net of allowances	342,352	149,167
Prepaid expenses and other current assets	49,347	27,835
Total current assets	530,398	343,131
Non-current assets:
Property, equipment and capitalized software, net	50,998	45,250
Operating lease right-of-use assets, net	28,810	15,047
Intangible assets, net	376,578	16,928
Goodwill	280,991	63,063
Deferred tax assets	10,485	40,825
Indemnification asset	27,789	—
Other assets	21,925	24,969
TOTAL ASSETS	$1,327,974	$549,213

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$258,634	$206,920
Accrued compensation and benefits	40,192	19,430
Deferred revenue	14,930	6,932
Short-term debt	17,595	—
Accrued and other current liabilities	152,710	56,189
Total current liabilities	484,061	289,471
Non-current liabilities:
Long-term debt	605,113	—
Operating lease liabilities, non-current	21,674	11,783
Deferred tax liabilities	73,101	1,554
Contingent tax liabilities	35,078	9,343
Other liabilities	13,510	5,719
TOTAL LIABILITIES	$1,232,537	$317,870

STOCKHOLDERS’ EQUITY:
Common stock, par value of $0.001 per share − one billion shares authorized; 96,171,331 shares issued and 95,980,437 shares outstanding as of December 31, 2025; 63,503,274 shares issued and 50,090,114 shares outstanding as of December 31, 2024	96	64
Preferred stock, par value of $0.001 per share − 100,000,000 shares authorized, none issued and outstanding as of December 31, 2025 and December 31, 2024	—	—
Additional paid-in capital	685,778	484,541
Treasury stock, at cost − 190,894 shares as of December 31, 2025 and 13,413,160 shares as of December 31, 2024	(533)	(74,289)
Accumulated other comprehensive income (loss)	96,659	(9,480)
Accumulated deficit	(686,563)	(169,493)
TOTAL STOCKHOLDERS’ EQUITY	95,437	231,343
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,327,974	$549,213

TEADS HOLDING CO.
Condensed Consolidated Statements of Cash Flows
(In thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(428,224)	$(167)	$(517,070)	$(711)
Adjustments to reconcile net loss to net cash provided by operating activities:
Gain on repurchase of long-term debt	—	—	(1,225)	(8,782)
Depreciation and amortization of property and equipment	2,445	1,658	9,208	6,312
Amortization of capitalized software development costs	2,237	2,477	9,278	9,758
Amortization of intangible assets	13,331	850	48,234	3,409
Amortization of discount on marketable securities	(175)	(396)	(959)	(2,235)
Stock-based compensation	3,338	3,974	13,710	15,461
Non-cash operating lease expense	3,067	1,305	11,242	5,130
Provision for credit losses	2,171	55	7,785	3,006
Amortization of debt issuance costs	1,284	—	16,621	—
Deferred income taxes	70,274	(664)	27,565	(5,095)
Impairment of goodwill and intangible assets	352,130	—	367,744	—
Unrealized foreign currency transaction losses (gains)	1,661	(1,063)	8,338	(2,117)
Other	8	1,728	33	2,164
Changes in operating assets and liabilities:
Accounts receivable	(31,898)	4,471	25,929	35,905
Prepaid expenses and other current assets	462	9,291	17,325	18,412
Accounts payable and other current liabilities	23,017	18,867	(21,990)	(11,696)
Operating lease liabilities	(3,249)	(1,223)	(11,694)	(5,092)
Deferred revenue	4,575	555	633	(1,496)
Other non-current assets and liabilities	(9,192)	945	(3,101)	6,228
Net cash provided by operating activities	7,262	42,663	7,606	68,561

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of a business, net of cash acquired	—	—	(598,319)	(181)
Purchases of property and equipment	(755)	(2,712)	(5,608)	(7,380)
Capitalized software development costs	(5,128)	(2,321)	(17,148)	(9,913)
Purchases of marketable securities	(6,921)	(34,436)	(23,524)	(90,602)
Proceeds from sales and maturities of marketable securities	4,000	31,068	90,471	175,325
Other	—	(15)	(56)	(96)
Net cash (used in) provided by investing activities	(8,804)	(8,416)	(554,184)	67,153

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the Bridge Facility	—	—	625,000	—
Repayments of borrowings under the Bridge Facility	—	—	(625,000)	—
Proceeds from senior secured notes	—	—	625,305	—
Partial repayment of long-term debt	—	—	(7,674)	(109,740)
Payment of deferred financing costs	—	(598)	(30,969)	(1,099)
Payment of stock issuance costs	—	—	(775)	—
Treasury stock repurchases and share withholdings on vested awards	(7)	(210)	(646)	(6,600)
Principal payments on finance lease obligations	—	—	—	(263)
Proceeds from bank overdrafts, net	(16)	—	94	—
Net cash (used in) provided by financing activities	(23)	(808)	585,335	(117,702)
Effect of exchange rate changes	(616)	(1,400)	1,218	634
Net (decrease) increase in cash, cash equivalents and restricted cash	$(2,181)	$32,039	$39,975	$18,646
Cash, cash equivalents and restricted cash — Beginning	131,881	57,686	89,725	71,079
Cash, cash equivalents and restricted cash — Ending	$129,700	$89,725	$129,700	$89,725

TEADS HOLDING CO.
Non-GAAP Reconciliations
(In thousands)
(Unaudited)
The following table presents the reconciliation of Gross profit to Ex-TAC gross profit and Ex-TAC gross margin, for the periods presented:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Revenue	$352,236	$234,586	$1,300,461	$889,875
Traffic acquisition costs	(200,407)	(166,247)	(770,799)	(653,731)
Other cost of revenue	(31,439)	(12,277)	(100,610)	(44,042)
Gross profit	120,390	56,062	429,052	192,102
Other cost of revenue	31,439	12,277	100,610	44,042
Ex-TAC gross profit	$151,829	$68,339	$529,662	$236,144

Gross margin (gross profit as % of revenue)	34.2%	23.9%	33.0%	21.6%
Ex-TAC gross margin (Ex-TAC gross profit as % of revenue)	43.1%	29.1%	40.7%	26.5%
The following table presents the reconciliation of net loss to Adjusted EBITDA, for the periods presented:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net loss	$(428,224)	$(167)	$(517,070)	$(711)
Gain on repurchase of long-term debt	—	—	(1,225)	(8,782)
Interest expense	17,403	699	75,135	3,649
Other expense (income) and interest income, net	1,771	(1,522)	4,755	(9,209)
Provision for income taxes	63,006	3,525	39,386	2,415
Depreciation and amortization	18,013	4,985	66,720	19,479
Stock-based compensation	3,338	3,974	13,710	15,461
Acquisition and integration costs	3,423	5,469	28,931	14,256
Restructuring charges	5,678	—	15,288	742
Impairment of intangible assets	—	—	15,614	—
Goodwill impairment	352,130	—	352,130	—
Adjusted EBITDA	$36,538	$16,963	$93,374	$37,300

Net loss as % of gross profit	(355.7)%	(0.3)%	(120.5)%	(0.4)%
Adjusted EBITDA as % of Ex-TAC Gross Profit	24.1%	24.8%	17.6%	15.8%

TEADS HOLDING CO.
Non-GAAP Reconciliations
(In thousands)
(Unaudited)
The following table presents the reconciliation of net loss and diluted EPS to adjusted net income (loss) and adjusted diluted EPS, respectively, for the periods presented:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net loss	$(428,224)	$(167)	$(517,070)	$(711)
Adjustments:
Acquisition and integration costs	3,423	5,469	28,931	14,256
Restructuring charges	5,678	—	15,288	742
Goodwill impairment	352,130	—	352,130	—
Impairment of intangible assets	—	—	15,614	—
Gain on repurchase of long-term debt	—	—	(1,225)	(8,782)
Bridge facility costs	—	—	11,996	—
Total adjustments, before tax	361,231	5,469	422,734	6,216
Valuation allowance recognition (1)	76,082	—	76,082	—
Income tax effect	423	(1,844)	(13,461)	(1,438)
Total adjustments, after tax	437,736	3,625	485,355	4,778
Adjusted net income (loss)	$9,512	$3,458	$(31,715)	$4,067

Diluted weighted average shares	95,620,706	49,767,704	90,855,702	49,321,301
Restricted stock units	6,646	793,713	—	519,729
Performance stock units	25,223	—	—	—
Adjusted diluted weight average shares	95,652,575	50,561,417	90,855,702	49,841,030

Diluted net loss per share - reported	$(4.48)	$—	$(5.69)	$(0.11)
Adjustments, after tax	4.58	0.07	5.34	0.19
Diluted net income (loss) per share - adjusted	$0.10	$0.07	$(0.35)	$0.08
(1) Reflects a significant one-time tax expense due to a recognition of valuation allowance on U.S. net deferred tax assets.
The following table presents the reconciliation of net cash provided by operating activities to free cash flow, for the periods presented:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net cash provided by operating activities	$7,262	$42,663	$7,606	$68,561
Purchases of property and equipment	(755)	(2,712)	(5,608)	(7,380)
Capitalized software development costs	(5,128)	(2,321)	(17,148)	(9,913)
Free cash flow	1,379	37,630	(15,150)	51,268
Direct acquisition costs	1,201	3,077	21,119	3,991
Adjusted free cash flow	$2,580	$40,707	$5,969	$55,259